Exhibit 99.1

Enviva Prices $250 Million in Tax-Exempt Green Bonds

BETHESDA, Md., June 30, 2022 – Enviva Inc. (NYSE: EVA) (“Enviva” or the “Company”) today announced that it has priced $250,000,000 of bonds in the U.S. tax-exempt market (the “Bonds” or the “Tax-Exempt Green Bonds” and such offering, the “Offering”) through the Industrial Development Authority of Sumter County, Alabama (the “Issuer”). The Tax-Exempt Green Bonds, which will be issued at par, will bear interest at an annual rate of 6.00% and mature in 2052, with the option for holders to redeem at par in 2032. Enviva and the Issuer expect to close the transaction on or about July 15, 2022, subject to customary closing conditions.

Use of Proceeds

Enviva estimates that the net proceeds of this Offering will be $246,000,000, after deducting the underwriters’ discount and other transaction-related costs. The proceeds of the Offering will be loaned to Enviva pursuant to a Loan and Guaranty Agreement to fund all or a portion of the costs of the acquisition, construction, equipping, and financing of Enviva’s fully contracted wood pellet production plant to be located in Epes, Alabama, and to pay costs and expenses of the Offering.

Designation

Consistent with Enviva’s Green Finance Framework, the Bonds are designated as Green Bonds because the proceeds will be used to finance the construction of a fully contracted wood pellet production plant that will produce a low-carbon, sustainable, renewable, drop-in substitute for fossil fuels to help decarbonize industries and the global economy. Enviva’s Green Finance Framework, which guides issuances of its Green Bonds, was developed in alignment with the Green Bond Principles (2021) as published by the International Capital Markets Association (ICMA) and the Green Loan Principles (2021) published by the Loan Market Association (LMA) and the Loan Syndications and Trading Association (LSTA).

The Bonds have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction, on the basis of the Bonds being exempt securities pursuant to Section 3(a)(2) of the Securities Act.

This news release is neither an offer to sell nor a solicitation of an offer to buy any securities, including the Bonds, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Other Notable Financing

Enviva also announced that it has amended and restated its senior secured revolving credit facility (the “Amended & Restated Credit Facility”) in a transaction that closed on June 30, 2022. The Amended & Restated Credit Facility extends the maturity to June 2027 from April 2026 and includes other improved terms and conditions as compared to the terms of the credit facility prior to the amendment that more appropriately reflect the conversion of the Company from a master limited partnership to a corporation at the end of 2021, and the implications of the increased scale, diversification, and accelerating growth plans of Enviva, while continuing to maintain the conservative financial policies to which the Company is committed.

About Enviva

Enviva Inc. (NYSE: EVA) is the world’s largest producer of industrial wood pellets, a renewable and sustainable energy source produced by aggregating a natural resource, wood fiber, and processing it into a transportable form, wood pellets. Enviva owns and operates ten plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi, and is starting construction on its 11th plant, which will be located in Epes, Alabama. Enviva sells most of its wood pellets through long-term, take-or-pay off-take contracts with primarily creditworthy customers in the United Kingdom, the European Union, and Japan, helping to accelerate the energy transition and to decarbonize hard-to-abate sectors like steel, cement, lime, chemicals, and aviation fuels. Enviva exports its wood pellets to global markets through its deep-water marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party deep-water marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements, including statements regarding the completion, timing, and size of the proposed Offering and the anticipated use of proceeds thereof. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to: (i) economic and market conditions during the course of the Offering; (ii) our ability to use the proceeds of the Offering in compliance with the conditions of the Bonds and Green Bond principles; and (iii) other factors, as described in Enviva’s filings with the Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in Enviva’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022.

Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

INVESTOR CONTACT:

Kate Walsh

Vice President, Investor Relations

+1 240-482-3856

investor.relations@envivabiomass.com